Exhibit 99

CapitalSouth Bancorp Announces First Quarter 2006 Results

FOR IMMEDIATE RELEASE - Birmingham, Alabama (April 28, 2006) - CapitalSouth Bancorp (“CapitalSouth”) (NASDAQ-NM: CAPB) today announced results for the first quarter of 2006.
Total assets at the end of the quarter were $435.7 million, a 22.5% increase over the $355.6 million at the end of the first quarter 2005. Deposits grew 34.5% during the same period, ending the first quarter 2006 at $363.0 million. Shareholders’ equity ended the first quarter at $38.9 million, or $13.13 per share, up $1.71 from March 31, 2005.

For the quarter ended March 31, 2006, CapitalSouth reported earnings of $464,246, down 27.6% from the first quarter 2005. Diluted earnings per share of $.15 were down 46.4% from the $.28 reported for the first quarter 2005. Earnings in the first quarter 2006 resulted in a return on average shareholders’ equity (ROE) of 4.84% compared to 10.16% in the same quarter of 2005, and a return on average assets (ROA) of .44% compared to .74% for the same quarter of 2005.

“With the significant investments made in 2005 in opening three new branch offices and the additional equity raised from the IPO, we anticipated the negative impact on our earnings, ROE, and per share ratios. We believe that these investments are necessary for the Company to continue to grow at higher than peer bank levels and should result in greater shareholder value,” said W. Dan Puckett, Chairman and Chief Executive Officer. “I appreciate the confidence our shareholders have placed in us in support of this growth strategy.”

During the first quarter 2006, CapitalSouth recognized $44,000 in net loan losses, representing .05% of average total loans for the period. During the fourth quarter 2005, CapitalSouth recognized $44,000 in loan losses, representing .06% of average loans for the period. At March 31, 2006, nonperforming assets were .72% of period end loans and other real estate, compared to .55% at December 31, 2005. The allowance for loan losses as a percentage of period end nonperforming loans was 189.60% at March 31, 2006, down from 228.98% at December 31, 2005.

CapitalSouth presently expects to record a gain of approximately $674,000 after tax in the second quarter of 2006 from stock that CapitalSouth owns in Consumer National Bank, a national banking association based in Jackson, Mississippi (“CNB”), in connection with the acquisition of CNB by another bank. The merger consideration is valued at $10.59 per share and generally is comprised of equal parts cash and stock of the acquirer, subject to exceptions for certain classes of shareholders of CNB who will exclusively receive cash in the amount of $10.59 per share. The acquirer has indicated that shareholders, subject to maintaining the overall allocation of types of consideration between cash and stock, will be permitted to make elections between cash and stock consideration. CapitalSouth is desirous of receiving solely cash for its CNB stock and voted against the merger in order to preserve its right to dissent in the future and be paid solely in cash at either a negotiated value or at an appraised value set by the Comptroller of the Currency. CapitalSouth presently intends to pursue all avenues in order to obtain payment solely in cash for its shares of CNB stock. The amount of this gain could change if CapitalSouth decides to dissent from the transaction. Certain conditions to the transaction, including receipt of regulatory approvals, have not yet been satisfied.

CapitalSouth Bancorp is a bank holding company operating nine full service banking offices and one loan production office through two bank subsidiaries as follows: CapitalSouth Bank with seven full service banking offices in Birmingham and Huntsville Alabama, and Jacksonville Florida, as well as a loan production office in Fort Lauderdale Florida; and Capital Bank with two full service banking offices in Montgomery Alabama. CapitalSouth targets small to medium-sized businesses in the markets it serves. Two of CapitalSouth Bank’s offices operate under the name “Banco Hispano” and provide financial services to the growing Latino community prevalent in their areas. CapitalSouth offers SBA lending services and other similar programs for business owners through its Business Capital Group, which operates through full-service offices as well as the loan production offices. CapitalSouth also provides Internet banking services at www.capitalsouthbank.com and www.capitalbankal.com as well as personal investment services.

CapitalSouth Bancorp common stock is traded on the NASDAQ National Market System under the symbol “CAPB”.

This press release contains “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995, which is based on CapitalSouth’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. CapitalSouth undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new, updated information, future events, or otherwise.

Contacts:	W. Dan Puckett	Carol Marsh
	Chief Executive Officer	Chief Financial Officer
	(205) 870-1939	(205) 870-1939

CapitalSouth Bancorp
(Unaudited Financial Highlights)
(in thousands, except for per share amounts and percentages)
	Three Months Ended
	March 31		Percentage
	2006	2005	Change

Net interest income	$3,631	$2,962	22.6%
Provision for loan losses	236	156	51.3%
Noninterest income	550	588	-6.5%
Noninterest expense	3,273	2,465	32.8%
Income before provision for income taxes	672	929	-27.7%
Provision for income taxes	208	288	-27.8%
Net income	$464	$641	-27.6%

Weighted average common and common
equivalent shares outstanding
Basic	2,942	2,242	31.2%
Diluted	3,003	2,273	32.1%

Net income per common share
Basic	$0.16	$0.29	-44.8%
Diluted	$0.15	$0.28	-46.4%

Return on average assets	0.44%	0.74%
Return on average tangible assets	0.44%	0.74%
Return on average equity	4.84%	10.16%
Return on average tangible equity	5.00%	10.17%

Noninterest Income

Service charges on deposits	$256	$239	7.1%
Investment banking income, net	72	22	227.3%
Gain on sale of available for sale securities, net	-	-	0.0%
Business Capital Group loan income	132	244	-45.9%
Other	90	83	8.4%
Total noninterest income	$550	$588	-6.5%

Noninterest Expense

Salaries and employee benefits	$1,926	$1,356	42.0%
Occupancy and equipment expense	521	438	18.9%
Professional fees	327	182	79.7%
Advertising	169	114	48.2%
Other	330	375	-12.0%
Total noninterest expense	$3,273	$2,465	32.8%

	March 31,	March 31,	Percentage
Period End Balances:	2006	2005	Change
Total assets	$435,707	$355,614	22.5%
Earning assets	406,341	337,559	20.4%
Securities	69,950	62,689	11.6%
Loans held for sale	-	94	-100.0%
Loans	336,345	272,907	23.2%
Allowance for loan losses	4,048	3,195	26.7%
Deposits	363,021	269,862	34.5%
Borrowings	29,437	57,183	-48.5%
Stockholders' equity	38,883	25,649	51.6%

Equity to assets	8.92%	7.21%
Leverage ratio	10.76%	8.91%
Book value per common share	$13.13	$11.42	15.0%
Tangible book value per common share	$12.70	$11.42	11.2%
Ending shares outstanding	2,962	2,245	31.9%

Asset Quality Analysis
(in thousands, except percentages)
	As of / For the Three Months Ended
	Mar 31, 2006	Dec 31, 2005	Sept 30, 2005	June 30, 2005	Mar 31, 2005
Nonacrrual loans	$2,135	$1,684	$1,281	$1,283	$1,050
Loans past due 90 days or more and still accruing	-	-	-	-	-
Other real estate owned and repossessions	298	111	320	329	444
Total nonperforming assets	2,433	1,795	1,601	1,612	1,494
Total nonperforming assets as a percentage
of period-end loans and other real estate	0.72%	0.55%	0.56%	0.58%	0.55%
Allowance for loan losses	$4,048	$3,856	$3,744	$3,526	$3,195
Provision for loan losses	236	156	257	345	156
Loans charged off	67	75	67	36	174
Loan recoveries	23	31	28	22	13
Net loan losses	44	44	39	14	161
Allowance for loan losses as a
percentage of period-end loans	1.20%	1.18%	1.31%	1.27%	1.17%
Allowance for loan losses as a
percentage of period-end nonperforming loans	189.60%	228.98%	292.27%	274.82%	304.29%
Net losses to average loans (annualized)	0.05%	0.06%	0.06%	0.02%	0.24%

GAAP Reconciliation and Management Explanation for Non-GAAP Financial Measures

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “return on average tangible equity,” “return on average tangible assets,” and “tangible book value per common share.” Our management uses these non-GAAP measures in its analysis of CapitalSouth’s performance.

“Return on average tangible equity” is defined as annualized earnings for the period divided by average equity reduced by average goodwill and other intangible assets. “Return on average tangible assets” is defined as annualized earnings for the period divided by the difference of average assets reduced by average goodwill and other intangible assets. Our management includes these measures because it believes that they are important when measuring CapitalSouth’s performance against entities with higher levels of goodwill and other intangibles. These measures are used by many investors as part of their analysis of the bank holding company’s performance.

“Tangible book value per common share” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding. This measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing total book value while not increasing the tangible assets of the company.

These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures which may be presented by other bank holding companies. The following reconciliation table provides a more detailed analysis of these non-GAAP performance measures.

	As of / For the Three Months Ended March 31,
	2006	2005
Book value of equity	$38,883	$25,649
Intangible assets	1,277	7
Book value of tangible equity	$37,606	$25,642
Average assets	$426,963	$349,173
Average intangible assets	1,277	7
Average tangible assets	$425,686	$349,166
Return on average assets	0.44%	0.74%
Effect of average intangible assets	0.00%	0.00%
Return on average tangible assets	0.44%	0.74%
Average equity	$38,888	$25,577
Average intangible assets	1,277	7
Average tangible equity	$37,611	$25,570
Return on average equity	4.84%	10.16%
Effect of average intangible assets	0.16%	0.01%
Return on average tangible equity	5.00%	10.17%
Per Share:
Book value	$13.13	$11.42
Effect of intangible assets	0.43	-
Tangible book value	$12.70	$11.42

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets
March 31, 2006 and 2005
Assets	2006	2005

Cash and cash equivalents	$11,522,377	6,052,936
Federal funds sold	46,179	1,869,153
Securities available–for–sale	39,323,120	27,605,650
Securities held–to–maturity, fair values of $27,565,539 and
$31,949,564 at March 31, 2006 and 2005, respectively	28,449,275	32,042,952
Federal Home Loan Bank stock	1,436,200	2,446,100
Federal Reserve Bank stock	741,700	594,250
Loans held–for–sale	—	94,309
Loans	336,344,805	272,907,038
Allowance for loan losses	(4,048,384)	(3,195,432)
Net loans	332,296,421	269,711,606
Premises and equipment, net	10,858,315	6,880,821
Bank–owned life insurance	4,424,689	4,248,903
Other assets	6,609,101	4,067,168
Total assets	$435,707,377	355,613,848
Liabilities and Stockholders’ Equity
Deposits:
Interest–bearing	$312,078,998	230,955,347
Noninterest–bearing	50,942,301	38,906,760
Total deposits	363,021,299	269,862,107
Federal funds purchased	4,705,300	26,929,000
Borrowed funds	6,000,000	10,745,278
Repurchase agreements	10,998,985	13,303,343
Note payable	—	1,205,000
Subordinated debentures	7,733,000	5,000,000
Other liabilities	4,365,519	2,919,832
Total liabilities	396,824,103	329,964,560
Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 500,000 shares;
issued and outstanding none	—	—
Common stock, $1 par value. Authorized 7,500,000 and 5,000,000 shares, respectively; issued 3,046,416 and 2,329,368 shares at
March 31, 2006 and 2005, respectively; outstanding 2,961,586
2,244,538 shares at March 31, 2006 and 2005, respectively	3,046,416	2,329,368
Treasury stock, at cost, 84,830 shares in 2006 and 2005	(1,255,060)	(1,255,060)
Paid–in surplus	25,954,239	14,916,672
Retained earnings	11,735,461	10,113,432
Accumulated other comprehensive loss, net	(597,782)	(455,124)
Total stockholders’ equity	38,883,274	25,649,288
Total liabilities and stockholders’ equity	$435,707,377	355,613,848

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Consolidated Statements of Income
Three Months Ended March 31, 2006 and 2005
	2006	2005
Interest income:
Interest and fees on loans	$6,162,535	4,096,412
Interest on securities	669,713	562,598
Interest on federal funds sold	16,650	11,821
Total interest income	6,848,898	4,670,831
Interest expense:
Interest on deposits	2,713,034	1,300,850
Interest on debt	505,220	408,215
Total interest expense	3,218,254	1,709,065
Net interest income	3,630,644	2,961,766
Provision for loan losses	236,006	156,380
Net interest income after provision for loan losses	3,394,638	2,805,386
Noninterest income:
Service charges on deposits	256,123	239,421
Investment banking income, net	72,242	21,545
Gain on sale of available–for–sale securities, net	—	—
Business Capital Group loan income	132,192	244,462
Bank–owned life insurance	42,348	44,479
Other noninterest income	47,589	37,745
Total noninterest income	550,494	587,652
Noninterest expense:
Salaries and employee benefits	1,926,472	1,355,816
Occupancy and equipment expense	520,768	438,601
Professional fees	327,401	181,780
Advertising	169,238	113,634
Other noninterest expense	328,854	374,564
Total noninterest expense	3,272,733	2,464,395
Income before provision for income taxes	672,399	928,643
Provision for income taxes	208,153	287,616
Net income	$464,246	641,027
Basic earnings per share	$0.16	0.29
Basic weighted average shares outstanding	2,942,229	2,242,235
Diluted earnings per share	$0.15	0.28
Diluted weighted average shares outstanding	3,003,440	2,273,005

	Average Balance Sheet
	and Net Interest Analysis on a Fully Tax-Equivalent Basis For
	the Three Months Ended March 31,
	2006			2005
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollar amounts in thousands)
Assets
Earning assets:
Loans, net of unearned income	$331,941	$6,168	7.54%	$266,964	$4,099	6.22%
Investment securities	66,701	667	4.06	60,834	556	3.71
Other earning assets	3,514	50	5.77	4,667	34	2.95
Total earning assets	402,156	6,885	6.94	332,465	4,689	5.72
Other assets	24,807			16,708
Total assets	$426,963			$349,173

Liabilities and stockholders' equity
Interest-bearing liabilities:
NOW accounts	10,875	12	0.45	14,515	15	0.42
Money market accounts	86,736	716	3.35	65,328	346	2.15
Savings deposits	3,811	3	0.32	3,761	3	0.32
Time deposits < $100,000	165,534	1,678	4.11	116,936	762	2.64
Time deposits > $100,000	25,748	242	3.81	25,870	142	2.23
State of Alabama time deposits	5,983	61	4.13	5,780	32	2.25
Federal funds purchased	10,264	125	4.94	21,556	149	2.80
FHLB advances	8,133	125	6.23	11,000	99	3.65
Repurchase agreements	11,103	115	4.20	13,492	76	2.28
Subordinated debentures	7,733	140	7.34	5,000	75	6.08
Other borrowings	—	—		1,205	10	3.37
Total interest-bearing liabilities	335,920	3,217	3.88	284,443	1,709	2.44
Net interest spread		$3,668	3.06		$2,980	3.28
Noninterest-bearing demand deposits	48,178			36,520
Accrued expenses and other liabilities	3,977			2,633
Stockholders' equity	39,451			25,871
Unrealized gain (loss) on securities	(563)			(294)
Total liabilities and stockholders' equity	$426,963			$349,173
Impact of noninterest-bearing
sources and other changes in balance
sheet composition			0.64			0.36
Net interest margin			3.70%			3.64%